Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	February 6, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: February 28, 2007

•	Initial valuation date: February 23, 2007

•	Final valuation date: February 22, 2008

•	Maturity date: February 27, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD%

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
América Móvil, S.A. de C.V. Series L	TBD	FWP-7	AMX	TBD	9.25%	85.00%	TBD	TBD	TBD	TBD	E-310	06738CYB9 / US06738CYB98
Best Buy Co., Inc.	TBD	FWP-8	BBY	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-311	06738CYC7 / US06738CYC71
Boston Scientific Corporation	TBD	FWP-9	BSX	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-312	06738CYD5 / US06738CYD54
Canadian Natural Resources Limited	TBD	FWP-10	CNQ	TBD	9.50%	80.00%	TBD	TBD	TBD	TBD	E-313	06738CYE3 / US06738CYE38
ConocoPhillips	TBD	FWP-11	COP	TBD	9.00%	80.00%	TBD	TBD	TBD	TBD	E-314	06738CYF0 / US06738CYE03
Global Industries, Ltd.	TBD	FWP-12	GLBL	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-315	06738CYFG / US06738CYG85
Halliburton Company	TBD	FWP-13	HAL	TBD	9.50%	80.00%	TBD	TBD	TBD	TBD	E-316	06738CYH6 / US06738CYH68
Lyondell Chemical Company	TBD	FWP-14	LYO	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-317	06738CYJ2 / US06738CYJ25
Monsanto Company	TBD	FWP-16	MON	TBD	9.25%	85.00%	TBD	TBD	TBD	TBD	E-318	06738CYK9 / US06738CYK97
IndyMac Bancorp, Inc.	TBD	FWP-17	NDE	TBD	10.00%	80.00%	TBD	TBD	TBD	TBD	E-319	06738CYL7 / US06738CYL70
Panera Bread Company	TBD	FWP-18	PNRA	TBD	9.00%	80.00%	TBD	TBD	TBD	TBD	E-320	06738CYM5 / US06738CYM53
Valero Energy Corporation	TBD	FWP-19	VLO	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-321	06738CYN3 / US06738CYN37

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated September 21, 2005 and the prospectus supplement dated November 1, 2006, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows: http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible.

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See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

SUPPLEMENTAL PLAN OF DISTRIBUTION

If indicated on the cover of this free writing prospectus, broker-dealers placing orders for an aggregate principal amount of $1,000,000 or more per Note offering may be entitled to a larger discount or commission.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

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On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In

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addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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América Móvil, S.A. de C.V. Series L

According to publicly available information, América Móvil, S.A. de C.V. (the “Company”) is a provider of wireless communications services in Latin America. As of December 31, 2005, the Company had 93.3 million subscribers in fourteen countries. Because the Company’s focus is on Latin America, a substantial majority of the Company’s wireless subscribers are prepaid customers. The Company also had an aggregate of approximately 2.0 million fixed lines in Guatemala, Nicaragua and El Salvador at December 31, 2005. In recent years, the Company has deployed or upgraded GSM networks in Mexico, Brazil, Colombia, Ecuador, Guatemala, El Salvador, Nicaragua, Argentina, Uruguay and Honduras and is currently deploying or expanding GSM networks in Paraguay, Chile and Peru. The principal operations of the Company are located in Argentina, Brazil, Chile, Columbia, Ecuador, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Paraguay, Peru and the United States (including Puerto Rico and the U.S. Virgin Islands). América Móvil, S.A. de C.V. is a corporation (sociedad anónima de capital variable) organized under the laws of Mexico with its principal executive offices at Lago Alberto 366, Edificio Telcel I, Piso 1, Colonia Anáhuac, 11320, México D.F., México.

The linked share’s SEC file number is: 0-32245.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$7.76	$4.65	$4.88
June 29, 2001	$7.67	$4.73	$6.95
September 28, 2001	$7.22	$3.92	$4.94
December 31, 2001	$6.60	$4.58	$6.49
March 29, 2002	$6.83	$5.67	$6.62
June 28, 2002	$6.67	$3.92	$4.47
September 30, 2002	$4.97	$3.85	$4.03
December 31, 2002	$5.25	$3.90	$4.79
March 31, 2003	$5.23	$4.17	$4.46
June 30, 2003	$6.37	$4.46	$6.25
September 30, 2003	$8.06	$6.22	$7.70
December 31, 2003	$9.17	$7.34	$9.11
March 31, 2004	$13.26	$9.10	$12.88
June 30, 2004	$13.37	$10.32	$12.12
September 30, 2004	$13.15	$10.76	$13.01
December 31, 2004	$17.49	$12.76	$17.45
March 31, 2005	$19.80	$15.90	$17.20
June 30, 2005	$20.49	$16.05	$19.87
September 30, 2005	$26.36	$19.65	$26.32
December 30, 2005	$31.32	$22.20	$29.26
March 31, 2006	$36.14	$29.55	$34.26
June 30, 2006	$41.25	$26.89	$33.26
September 29, 2006	$39.80	$31.04	$39.37
December 29, 2006	$46.15	$38.38	$45.22
February 2, 2007*	$46.47	$42.67	$45.00

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	AMX
Initial price:	$45.00
Protection level:	85.00%
Protection price:	$38.25
Physical delivery amount:	22 ($1,000/Initial price)
Fractional shares:	0.222222
Coupon:	9.25% per annum
Maturity:	February 27, 2008
Dividend yield:	0.47% per annum
Coupon amount per monthly:	$7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.47%
+ 90%	9.25%		90.47%
+ 80%	9.25%		80.47%
+ 70%	9.25%		70.47%
+ 60%	9.25%		60.47%
+ 50%	9.25%		50.47%
+ 40%	9.25%		40.47%
+ 30%	9.25%		30.47%
+ 20%	9.25%		20.47%
+ 10%	9.25%		10.47%
+ 5%	9.25%		5.47%
0%	9.25%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.53%
- 10%	9.25%	-0.75%	-9.53%
- 20%	N/A	-10.75%	-19.53%
- 30%	N/A	-20.75%	-29.53%
- 40%	N/A	-30.75%	-39.53%
- 50%	N/A	-40.75%	-49.53%
- 60%	N/A	-50.75%	-59.53%
- 70%	N/A	-60.75%	-69.53%
- 80%	N/A	-70.75%	-79.53%
- 90%	N/A	-80.75%	-89.53%
-100%	N/A	-90.75%	-99.53%

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Best Buy Co., Inc.

According to publicly available information, Best Buy Co., Inc. (the “Company”) is a specialty retailer of consumer electronics, home-office products, entertainment software, appliances and related services. The Company operates retail stores and commercial Web sites under the brand names Best Buy (BestBuy.com and BestBuyCanada.ca), Future Shop (FutureShop.ca), Magnolia Audio Video (MagnoliaAV.com) and Geek Squad (GeekSquad.com and GeekSquad.ca).

The linked share’s SEC file number is 001-09595.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$22.67	$12.39	$15.98
June 29, 2001	$29.13	$15.40	$28.23
September 28, 2001	$31.07	$17.79	$20.20
December 31, 2001	$33.42	$18.93	$33.10
March 29, 2002	$35.83	$29.02	$35.20
June 28, 2002	$35.44	$22.35	$24.20
September 30, 2002	$24.85	$12.33	$14.87
December 31, 2002	$20.20	$11.33	$16.10
March 31, 2003	$20.82	$15.77	$17.98
June 30, 2003	$29.95	$17.05	$29.28
September 30, 2003	$36.07	$26.43	$31.68
December 31, 2003	$41.73	$31.63	$34.83
March 31, 2004	$36.69	$30.10	$34.48
June 30, 2004	$37.47	$32.69	$33.83
September 30, 2004	$36.67	$29.25	$36.16
December 31, 2004	$41.47	$35.83	$39.61
March 31, 2005	$40.45	$33.91	$36.01
June 30, 2005	$46.90	$31.99	$45.70
September 30, 2005	$53.13	$40.40	$43.53
December 30, 2005	$51.15	$40.67	$43.48
March 31, 2006	$57.69	$43.32	$55.93
June 30, 2006	$59.50	$48.70	$54.84
September 29, 2006	$56.12	$43.51	$53.56
December 29, 2006	$58.49	$46.95	$49.19
February 2, 2007*	$51.80	$48.01	$51.19

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	BBY
Initial price:	$51.19
Protection level:	80.00%
Protection price:	$40.95
Physical delivery amount:	19 ($1,000/Initial price)
Fractional shares:	0.535065
Coupon:	9.25% per annum
Maturity:	February 27, 2008
Dividend yield:	0.71% per annum
Coupon amount per monthly:	$7.71

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Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.71%
+ 90%	9.25%		90.71%
+ 80%	9.25%		80.71%
+ 70%	9.25%		70.71%
+ 60%	9.25%		60.71%
+ 50%	9.25%		50.71%
+ 40%	9.25%		40.71%
+ 30%	9.25%		30.71%
+ 20%	9.25%		20.71%
+ 10%	9.25%		10.71%
+ 5%	9.25%		5.71%
0%	9.25%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.29%
- 10%	9.25%	-0.75%	-9.29%
- 20%	9.25%	-10.75%	-19.29%
- 30%	N/A	-20.75%	-29.29%
- 40%	N/A	-30.75%	-39.29%
- 50%	N/A	-40.75%	-49.29%
- 60%	N/A	-50.75%	-59.29%
- 70%	N/A	-60.75%	-69.29%
- 80%	N/A	-70.75%	-79.29%
- 90%	N/A	-80.75%	-89.29%
-100%	N/A	-90.75%	-99.29%

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, peripheral interventions, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; mapping electrical problems in the heart; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$10.40	$6.63	$10.09
June 29, 2001	$10.25	$7.25	$8.50
September 28, 2001	$10.40	$8.50	$10.25
December 31, 2001	$13.95	$10.15	$12.06
March 29, 2002	$12.78	$10.24	$12.55
June 28, 2002	$16.25	$11.97	$14.66
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
February 2, 2007*	$18.69	$16.75	$18.26

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	BSX
Initial price:	$18.26
Protection level:	80.00%
Protection price:	$14.61
Physical delivery amount:	54 ($1,000/Initial price)
Fractional shares:	0.764513
Coupon:	9.25% per annum
Maturity:	February 27, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$7.71

FWP-9

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%
0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	N/A	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
-100%	N/A	-90.75%	-100.00%

Canadian Natural Resources Limited

According to publicly available information, Canadian Natural Resources Limited (the “Company”) was incorporated under the laws of the Province of British Columbia on November 7, 1973 as AEX Minerals Corporation (N.P.L.) and on December 5, 1975 changed its name to Canadian Natural Resources Limited. The Company’s business is the acquisition of interests in crude oil and natural gas rights and the exploration, development, production, marketing and sale of crude oil and natural gas. The Company’s principal regions of crude oil and natural gas operations are in the Western Canadian Sedimentary Basin, the United Kingdom sector of the North Sea and Offshore West Africa.

The linked share’s SEC file number is 1-8795.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$8.11	$6.59	$7.21
June 29, 2001	$8.63	$6.96	$7.41
September 28, 2001	$8.06	$5.99	$6.09
December 31, 2001	$7.20	$5.70	$6.10
March 29, 2002	$8.31	$5.89	$8.24
June 28, 2002	$8.62	$7.38	$8.56
September 30, 2002	$8.72	$6.88	$7.95
December 31, 2002	$7.95	$6.14	$7.42
March 31, 2003	$8.99	$7.31	$8.50
June 30, 2003	$10.61	$7.88	$9.98
September 30, 2003	$10.34	$9.13	$10.29
December 31, 2003	$12.85	$10.11	$12.61
March 31, 2004	$14.47	$11.94	$13.91
June 30, 2004	$15.27	$12.94	$14.95
September 30, 2004	$20.16	$14.86	$19.92
December 31, 2004	$22.37	$18.56	$21.39
March 31, 2005	$30.37	$19.74	$28.41
June 30, 2005	$38.03	$24.49	$36.38
September 30, 2005	$50.73	$36.87	$45.19
December 30, 2005	$53.89	$36.65	$49.62
March 31, 2006	$64.38	$49.62	$55.39
June 30, 2006	$63.93	$45.67	$55.38
September 29, 2006	$56.68	$42.38	$45.58
December 29, 2006	$55.47	$40.29	$53.23
February 2, 2007*	$52.09	$44.56	$49.65

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

FWP-10

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	CNQ
Initial price:	$49.65
Protection level:	80.00%
Protection price:	$39.72
Physical delivery amount:	20 ($1,000/Initial price)
Fractional shares:	0.140987
Coupon:	9.50% per annum
Maturity:	February 27, 2008
Dividend yield:	0.53% per annum
Coupon amount per monthly:	$7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.50%		100.53%
+ 90%	9.50%		90.53%
+ 80%	9.50%		80.53%
+ 70%	9.50%		70.53%
+ 60%	9.50%		60.53%
+ 50%	9.50%		50.53%
+ 40%	9.50%		40.53%
+ 30%	9.50%		30.53%
+ 20%	9.50%		20.53%
+ 10%	9.50%		10.53%
+ 5%	9.50%		5.53%
0%	9.50%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-4.47%
- 10%	9.50%	-0.50%	-9.47%
- 20%	9.50%	-10.50%	-19.47%
- 30%	N/A	-20.50%	-29.47%
- 40%	N/A	-30.50%	-39.47%
- 50%	N/A	-40.50%	-49.47%
- 60%	N/A	-50.50%	-59.47%
- 70%	N/A	-60.50%	-69.47%
- 80%	N/A	-70.50%	-79.47%
- 90%	N/A	-80.50%	-89.47%
-100%	N/A	-90.50%	-99.47%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers and processes natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States, Canada and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which encompasses the development of new businesses beyond the Company’s traditional operations, including new technologies related to natural gas conversion into clean fuels and related products (e.g., gas-to-liquids), technology solutions, power generation, and emerging technologies.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$29.50	$25.85	$27.53
June 29, 2001	$34.00	$26.40	$28.50
September 28, 2001	$29.93	$25.00	$26.97
December 31, 2001	$30.48	$25.33	$30.13
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
February 2, 2007*	$71.20	$61.59	$67.29

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

FWP-11

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	COP
Initial price:	$67.29
Protection level:	80.00%
Protection price:	$53.83
Physical delivery amount:	14 ($1,000/Initial price)
Fractional shares:	0.861049
Coupon:	9.00% per annum
Maturity:	February 27, 2008
Dividend yield:	2.15% per annum
Coupon amount per monthly:	$7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		102.15%
+ 90%	9.00%		92.15%
+ 80%	9.00%		82.15%
+ 70%	9.00%		72.15%
+ 60%	9.00%		62.15%
+ 50%	9.00%		52.15%
+ 40%	9.00%		42.15%
+ 30%	9.00%		32.15%
+ 20%	9.00%		22.15%
+ 10%	9.00%		12.15%
+ 5%	9.00%		7.15%
0%	9.00%		2.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.85%
- 10%	9.00%	-1.00%	-7.85%
- 20%	9.00%	-11.00%	-17.85%
- 30%	N/A	-21.00%	-27.85%
- 40%	N/A	-31.00%	-37.85%
- 50%	N/A	-41.00%	-47.85%
- 60%	N/A	-51.00%	-57.85%
- 70%	N/A	-61.00%	-67.85%
- 80%	N/A	-71.00%	-77.85%
- 90%	N/A	-81.00%	-87.85%
-100%	N/A	-91.00%	-97.85%

Global Industries, Ltd.

According to publicly available information, Global Industries, Ltd. (the “Company”) is an offshore construction company offering marine construction and support services in the Gulf of Mexico, West Africa, Asia Pacific, Latin America, and the Middle East (including the Mediterranean and India). The Company operates its business through two divisions: Offshore Construction division (“OCD”) and Global Divers and Marine Contractors division (“GDMC”). The services performed by OCD include pipelay, derrick, and related services. GDMC performs diving operations including supporting exploration, installing pipelines for production and transportation, periodic inspection, repair and maintenance of fixed platforms and pipelines and, ultimately, salvage and site clearance.

The linked share’s SEC file number is 0-21086.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$16.25	$11.50	$14.56
June 29, 2001	$17.70	$12.44	$12.47
September 28, 2001	$13.35	$4.63	$5.45
December 31, 2001	$9.55	$5.18	$8.90
March 29, 2002	$9.85	$7.25	$9.33
June 28, 2002	$10.50	$6.20	$6.99
September 30, 2002	$7.10	$3.48	$4.13
December 31, 2002	$5.09	$3.32	$4.17
March 31, 2003	$4.85	$3.10	$4.66
June 30, 2003	$6.05	$4.17	$4.82
September 30, 2003	$5.38	$3.54	$4.55
December 31, 2003	$5.36	$3.86	$5.15
March 31, 2004	$6.60	$4.84	$5.85
June 30, 2004	$6.84	$4.93	$5.72
September 30, 2004	$6.60	$4.12	$6.18
December 31, 2004	$8.74	$5.50	$8.29
March 31, 2005	$10.44	$7.24	$9.40
June 30, 2005	$10.99	$7.98	$8.50
September 30, 2005	$14.95	$8.45	$14.74
December 30, 2005	$15.20	$11.00	$11.35
March 31, 2006	$14.64	$11.54	$14.49
June 30, 2006	$19.92	$13.84	$16.70
September 29, 2006	$18.97	$14.32	$15.56
December 29, 2006	$17.26	$12.83	$13.04
February 2, 2007*	$14.05	$12.12	$13.94

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

FWP-12

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	GLBL
Initial price:	$13.94
Protection level:	80.00%
Protection price:	$11.15
Physical delivery amount:	71 ($1,000/Initial price)
Fractional shares:	0.736011
Coupon:	9.25% per annum
Maturity:	February 27, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%
0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	N/A	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
-100%	N/A	-90.75%	-100.00%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) provides a variety of services, products, maintenance, engineering, and construction to energy, industrial, and governmental customers. The Company’s six business segments are organized around how it manages the business: Production Optimization, Fluid Systems, Drilling and Formation Evaluation, Digital and Consulting Solutions, Government and Infrastructure, and Energy and Chemicals. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 1-3492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

FWP-13

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$22.90	$17.41	$18.38
June 29, 2001	$24.63	$16.10	$17.80
September 28, 2001	$18.40	$9.68	$11.28
December 31, 2001	$14.45	$5.50	$6.55
March 29, 2002	$8.99	$4.30	$8.54
June 28, 2002	$9.80	$7.30	$7.97
September 30, 2002	$7.92	$4.49	$6.46
December 31, 2002	$10.73	$6.23	$9.36
March 31, 2003	$11.05	$8.60	$10.37
June 30, 2003	$12.66	$9.99	$11.50
September 30, 2003	$12.73	$10.25	$12.13
December 31, 2003	$13.60	$11.40	$13.00
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
February 2, 2007*	$30.55	$28.12	$29.75

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	HAL
Initial price:	$29.75
Protection level:	80.00%
Protection price:	$23.80
Physical delivery amount:	33 ($1,000/Initial price)
Fractional shares:	0.613445
Coupon:	9.50% per annum
Maturity:	February 27, 2008
Dividend yield:	1.01% per annum
Coupon amount per monthly:	$7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.50%		101.01%
+ 90%	9.50%		91.01%
+ 80%	9.50%		81.01%
+ 70%	9.50%		71.01%
+ 60%	9.50%		61.01%
+ 50%	9.50%		51.01%
+ 40%	9.50%		41.01%
+ 30%	9.50%		31.01%
+ 20%	9.50%		21.01%
+ 10%	9.50%		11.01%
+ 5%	9.50%		6.01%
0%	9.50%		1.01%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.99%
- 10%	9.50%	-0.50%	-8.99%
- 20%	9.50%	-10.50%	-18.99%
- 30%	N/A	-20.50%	-28.99%
- 40%	N/A	-30.50%	-38.99%
- 50%	N/A	-40.50%	-48.99%
- 60%	N/A	-50.50%	-58.99%
- 70%	N/A	-60.50%	-68.99%
- 80%	N/A	-70.50%	-78.99%
- 90%	N/A	-80.50%	-88.99%
-100%	N/A	-90.50%	-98.99%

Lyondell Chemical Company

According to publicly available information, Lyondell Chemical Company (the “Company”) is a global chemical company that manufactures and markets a variety of basic chemicals and gasoline-blending components. The Company operates in four reportable segments: ethylene, co-products and derivatives; propylene oxide (“PO”) and related products; inorganic chemicals; and refining. The Company’s ethylene, co-products and derivatives segment produces ethylene, its co-products and derivatives. Ethylene co-products primarily include propylene, butadiene and aromatics, which include benzene and toluene. The segment also produces derivatives, primarily polyethylene, ethylene oxide (“EO”), ethylene glycol (“EG”) and other EO derivatives, as well as ethanol, vinyl acetate monomer (“VAM”) and polypropylene. In addition, this segment produces fuels, such as methyl tertiary butyl ether (“MTBE”) and alkylate, and also produces acetic acid and methanol. The Company’s PO and related products segment produces PO and its co-products, PO derivatives and toluene diisocyanate (“TDI”). PO’s

FWP-14

co-products include styrene monomer (“styrene” or “SM”) and tertiary butyl alcohol (“TBA”). The principal derivatives of TBA are MTBE and ethyl tertiary butyl ether (“ETBE”). PO derivatives include propylene glycol (“PG”), propylene glycol ethers (“PGE”) and butanediol (“BDO”). The Company’s inorganic chemicals segment primarily produces titanium dioxide (“TiO2”). The segment also produces titanium tetrachloride (“TiCl4”), titanyl sulfate (“TiOSO4”), ultra-fine TiO2 and silica gel. The Company’s refining segment produces refined petroleum products, including gasoline, low sulfur diesel, jet fuel, lubricants (“lube oils”) and aromatics, which include benzene, toluene, paraxylene and orthoxylene. The Company was incorporated under the laws of Delaware in 1985. Its principal executive offices are located at 1221 McKinney Street, Suite 700, Houston, Texas 77010 (Telephone: (713) 652-7200).

The linked share’s SEC file number is 1-10145.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$17.95	$12.63	$14.37
June 29, 2001	$17.65	$13.94	$15.38
September 28, 2001	$15.40	$9.45	$11.45
December 31, 2001	$15.93	$10.90	$14.33
March 29, 2002	$17.59	$12.07	$16.61
June 28, 2002	$17.47	$13.85	$15.10
September 30, 2002	$15.25	$11.15	$11.94
December 31, 2002	$14.83	$10.33	$12.64
March 31, 2003	$14.46	$10.96	$13.95
June 30, 2003	$16.12	$13.50	$13.53
September 30, 2003	$16.10	$12.53	$12.78
December 31, 2003	$17.10	$12.45	$16.95
March 31, 2004	$19.14	$14.58	$14.84
June 30, 2004	$17.64	$14.80	$17.39
September 30, 2004	$22.69	$16.51	$22.46
December 31, 2004	$29.59	$20.90	$28.92
March 31, 2005	$35.65	$26.89	$27.92
June 30, 2005	$28.87	$22.44	$26.42
September 30, 2005	$29.81	$24.85	$28.62
December 30, 2005	$29.00	$23.36	$23.82
March 31, 2006	$25.36	$18.90	$19.90
June 30, 2006	$26.27	$19.56	$22.66
September 29, 2006	$26.14	$20.99	$25.37
December 29, 2006	$27.60	$23.50	$25.57
February 2, 2007*	$32.47	$24.10	$31.51

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	LYO
Initial price:	$31.51
Protection level:	80.00%
Protection price:	$25.21
Physical delivery amount:	31 ($1,000/Initial price)
Fractional shares:	0.735957
Coupon:	9.25% per annum
Maturity:	February 27, 2008
Dividend yield:	2.93% per annum
Coupon amount per monthly:	$7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		102.93%
+ 90%	9.25%		92.93%
+ 80%	9.25%		82.93%
+ 70%	9.25%		72.93%
+ 60%	9.25%		62.93%
+ 50%	9.25%		52.93%
+ 40%	9.25%		42.93%
+ 30%	9.25%		32.93%
+ 20%	9.25%		22.93%
+ 10%	9.25%		12.93%
+ 5%	9.25%		7.93%
0%	9.25%		2.93%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-2.07%
- 10%	9.25%	-0.75%	-7.07%
- 20%	9.25%	-10.75%	-17.07%
- 30%	N/A	-20.75%	-27.07%
- 40%	N/A	-30.75%	-37.07%
- 50%	N/A	-40.75%	-47.07%
- 60%	N/A	-50.75%	-57.07%
- 70%	N/A	-60.75%	-67.07%
- 80%	N/A	-70.75%	-77.07%
- 90%	N/A	-80.75%	-87.07%
-100%	N/A	-90.75%	-97.07%

FWP-15

Monsanto Company

According to publicly available information, Monsanto Company, (the “Company”) is a global provider of agricultural products for farmers. The Company’s business consists of two segments: Seeds and Genomics and Agricultural Productivity. The Seeds and Genomics segment produces the seed brands DEKALB, Asgrow, Seminis and Stoneville and develops biotechnology traits that assist farmers in controlling insects and weeds. The Agricultural Productivity segment manufactures Roundup brand herbicides and other herbicides and provides lawn-and-garden herbicide products for the residential market and animal agricultural products focused on improving dairy cow productivity and swine genetics.

The linked share’s SEC file number is 001-16167.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$17.83	$13.44	$17.73
June 29, 2001	$19.23	$14.40	$18.50
September 28, 2001	$19.40	$15.45	$16.87
December 31, 2001	$18.95	$14.30	$16.90
March 29, 2002	$16.98	$14.70	$15.80
June 28, 2002	$17.00	$8.82	$8.90
September 30, 2002	$9.75	$6.63	$7.65
December 31, 2002	$10.30	$6.85	$9.63
March 31, 2003	$9.94	$6.78	$8.20
June 30, 2003	$11.30	$7.85	$10.82
September 30, 2003	$13.25	$10.43	$11.97
December 31, 2003	$14.45	$11.54	$14.39
March 31, 2004	$18.38	$14.04	$18.34
June 30, 2004	$19.25	$15.68	$19.25
September 30, 2004	$19.00	$17.08	$18.21
December 31, 2004	$28.22	$17.70	$27.78
March 31, 2005	$32.50	$25.05	$32.25
June 30, 2005	$34.40	$27.83	$31.44
September 30, 2005	$34.58	$27.80	$31.38
December 30, 2005	$39.93	$28.19	$38.77
March 31, 2006	$44.18	$39.12	$42.38
June 30, 2006	$44.88	$37.92	$42.10
September 29, 2006	$48.45	$40.93	$47.01
December 29, 2006	$53.49	$42.75	$52.53
February 2, 2007*	$56.24	$49.10	$55.55

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	MON
Initial price:	$55.55
Protection level:	85.00%
Protection price:	$47.22
Physical delivery amount:	18 ($1,000/Initial price)
Fractional shares:	0.001800
Coupon:	9.25% per annum
Maturity:	February 27, 2008
Dividend yield:	0.78% per annum
Coupon amount per monthly:	$7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.78%
+ 90%	9.25%		90.78%
+ 80%	9.25%		80.78%
+ 70%	9.25%		70.78%
+ 60%	9.25%		60.78%
+ 50%	9.25%		50.78%
+ 40%	9.25%		40.78%
+ 30%	9.25%		30.78%
+ 20%	9.25%		20.78%
+ 10%	9.25%		10.78%
+ 5%	9.25%		5.78%
0%	9.25%		0.78%

	NO	YES
- 5%	9.25%	4.25%	-4.22%
- 10%	9.25%	-0.75%	-9.22%
- 20%	N/A	-10.75%	-19.22%
- 30%	N/A	-20.75%	-29.22%
- 40%	N/A	-30.75%	-39.22%
- 50%	N/A	-40.75%	-49.22%
- 60%	N/A	-50.75%	-59.22%
- 70%	N/A	-60.75%	-69.22%
- 80%	N/A	-70.75%	-79.22%
- 90%	N/A	-80.75%	-89.22%
-100%	N/A	-90.75%	-99.22%

FWP-16

IndyMac Bancorp, Inc.

According to publicly available information, IndyMac Bancorp, Inc. is the holding company for IndyMac Bank, F.S.B., a $20 billion hybrid thrift/mortgage bank, headquartered in Pasadena, California (“Indymac Bank”). IndyMac Bank, operating as a hybrid thrift/mortgage banker, provides financing for the acquisition, development and improvement of single-family homes. IndyMac Bank also provides financing secured by single-family homes and other banking products to facilitate consumers’ personal financial goals. IndyMac Bank facilitates the acquisition, development, and improvement of single-family homes through its e-MITS® (Electronic Mortgage Information and Transaction System) platform that automates underwriting, risk-based pricing and rate locking on a nationwide basis via the Internet at the point of sale.

The linked share’s SEC file number is 1-8972.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$30.00	$23.45	$28.74
June 29, 2001	$30.00	$21.69	$26.80
September 28, 2001	$28.92	$21.37	$27.11
December 31, 2001	$28.95	$20.00	$23.38
March 29, 2002	$25.95	$21.97	$24.70
June 28, 2002	$26.89	$22.16	$22.68
September 30, 2002	$23.85	$17.65	$19.27
December 31, 2002	$20.20	$16.14	$18.49
March 31, 2003	$20.51	$17.65	$19.45
June 30, 2003	$26.94	$19.00	$25.42
September 30, 2003	$27.33	$21.17	$23.17
December 31, 2003	$31.97	$23.20	$29.79
March 31, 2004	$36.86	$29.30	$36.29
June 30, 2004	$37.44	$29.21	$31.60
September 30, 2004	$37.01	$30.83	$36.20
December 31, 2004	$38.10	$30.90	$34.45
March 31, 2005	$39.15	$32.84	$34.00
June 30, 2005	$43.44	$33.04	$40.73
September 30, 2005	$46.25	$37.46	$39.58
December 30, 2005	$40.50	$34.41	$39.02
March 31, 2006	$43.24	$37.71	$40.93
June 30, 2006	$50.50	$40.44	$45.85
September 29, 2006	$47.24	$37.15	$41.16
December 29, 2006	$48.14	$40.35	$45.16
February 2, 2007*	$45.78	$37.05	$39.88

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	NDE
Initial price:	$39.88
Protection level:	80.00%
Protection price:	$31.90
Physical delivery amount:	25 ($1,000/Initial price)
Fractional shares:	0.075226
Coupon:	10.00% per annum
Maturity:	February 27, 2008
Dividend yield:	4.81% per annum
Coupon amount per monthly:	$8.33

FWP-17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		104.81%
+ 90%	10.00%		94.81%
+ 80%	10.00%		84.81%
+ 70%	10.00%		74.81%
+ 60%	10.00%		64.81%
+ 50%	10.00%		54.81%
+ 40%	10.00%		44.81%
+ 30%	10.00%		34.81%
+ 20%	10.00%		24.81%
+ 10%	10.00%		14.81%
+ 5%	10.00%		9.81%
0%	10.00%		4.81%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-0.19%
- 10%	10.00%	0.00%	-5.19%
- 20%	10.00%	-10.00%	-15.19%
- 30%	N/A	-20.00%	-25.19%
- 40%	N/A	-30.00%	-35.19%
- 50%	N/A	-40.00%	-45.19%
- 60%	N/A	-50.00%	-55.19%
- 70%	N/A	-60.00%	-65.19%
- 80%	N/A	-70.00%	-75.19%
- 90%	N/A	-80.00%	-85.19%
-100%	N/A	-90.00%	-95.19%

Panera Bread Company Class A

According to publicly available information, Panera Bread Company (the “Company”) operates, directly and through area development agreements with 41 franchisee groups, bakery-cafes under the names Panera Bread® and Saint Louis Bread Co.®. Bakery-cafes are principally located in suburban, strip mall, and regional mall locations and currently operate in 36 states. The Company produces fresh baked goods, made-to-order sandwiches on freshly baked breads, soups, salads, custom roasted coffees, and other cafe beverages, and targets suburban dwellers and workers by offering a premium specialty bakery and cafe experience with a neighborhood emphasis. The Company operates as three business segments, the Company-owned bakery-cafe operations segment, the franchise operations segment, and the fresh dough operations segment. As of December 27, 2005, the Company’s retail operations consisted of 311 Company-owned bakery-cafes, all in the United States. As of December 27, 2005, the Company’s fresh dough operations, which supply fresh dough items daily to both Company-owned and franchise-operated bakery-cafes, consisted of 16 Company-owned fresh dough facilities.

The linked share’s SEC file number is 0-19253.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$13.75	$7.19	$13.38
June 29, 2001	$19.85	$12.66	$15.79
September 28, 2001	$21.84	$15.04	$17.50
December 31, 2001	$27.47	$15.13	$26.02
March 29, 2002	$33.47	$24.62	$31.86
June 28, 2002	$36.80	$30.10	$34.47
September 30, 2002	$35.14	$23.64	$27.00
December 31, 2002	$37.95	$25.50	$34.81
March 31, 2003	$37.64	$24.55	$30.49
June 30, 2003	$41.20	$29.60	$40.00
September 30, 2003	$47.79	$37.36	$40.96
December 31, 2003	$47.32	$34.61	$39.53
March 31, 2004	$45.14	$34.50	$38.92
June 30, 2004	$44.00	$32.65	$35.88
September 30, 2004	$40.15	$32.35	$37.54
December 31, 2004	$41.34	$34.12	$40.32
March 31, 2005	$59.33	$39.00	$56.53
June 30, 2005	$66.49	$49.55	$62.09
September 30, 2005	$62.56	$48.68	$51.18
December 30, 2005	$72.65	$51.00	$65.68
March 31, 2006	$75.56	$61.85	$75.18
June 30, 2006	$75.88	$60.50	$67.24
September 29, 2006	$67.58	$46.25	$58.25
December 29, 2006	$68.90	$54.78	$55.91
February 2, 2007*	$59.68	$52.64	$58.34

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

FWP-18

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	PNRA
Initial price:	$58.34
Protection level:	80.00%
Protection price:	$46.67
Physical delivery amount:	17 ($1,000/Initial price)
Fractional shares:	0.140898
Coupon:	9.00% per annum
Maturity:	February 27, 2008
Dividend yield:	0.00% per annum
Coupon amount per monthly:	$7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%
0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
-100%	N/A	-91.00%	-100.00%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada and Aruba that produce refined products such as reformulated gasoline, gasoline meeting the specifications of the California Air Resources Board (“CARB”), CARB diesel fuel, low-sulfur diesel fuel and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through a bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,000 retail and wholesale branded outlets in the United States, Canada and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 30, 2001	$9.78	$7.88	$8.88
June 29, 2001	$13.13	$8.75	$9.20
September 28, 2001	$11.02	$8.03	$8.78
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
February 2, 2007*	$56.58	$47.66	$56.23

*	High, low and closing prices are for the period starting January 2, 2007 and ending February 2, 2007.

FWP-19

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share:	VLO
Initial price:	$56.23
Protection level:	80.00%
Protection price:	$44.98
Physical delivery amount:	17 ($1,000/Initial price)
Fractional shares:	0.784101
Coupon:	9.25% per annum
Maturity:	February 27, 2008
Dividend yield:	0.54% per annum
Coupon amount per monthly:	$7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.54%
+ 90%	9.25%		90.54%
+ 80%	9.25%		80.54%
+ 70%	9.25%		70.54%
+ 60%	9.25%		60.54%
+ 50%	9.25%		50.54%
+ 40%	9.25%		40.54%
+ 30%	9.25%		30.54%
+ 20%	9.25%		20.54%
+ 10%	9.25%		10.54%
+ 5%	9.25%		5.54%
0%	9.25%		0.54%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-4.46%
- 10%	9.25%	-0.75%	-9.46%
- 20%	9.25%	-10.75%	-19.46%
- 30%	N/A	-20.75%	-29.46%
- 40%	N/A	-30.75%	-39.46%
- 50%	N/A	-40.75%	-49.46%
- 60%	N/A	-50.75%	-59.46%
- 70%	N/A	-60.75%	-69.46%
- 80%	N/A	-70.75%	-79.46%
- 90%	N/A	-80.75%	-89.46%
-100%	N/A	-90.75%	-99.46%

FWP-20